SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 31, 2005 (August 26, 2005)

TORCHMARK CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-8052	63-0780404
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)

2001 Third Avenue South, Birmingham, Alabama 35233

(Address of principal executive offices)

Registrant’s telephone number, including area code: (205) 325-4200

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Index of Exhibits page 2.

Total number of pages in this report is 3.

Item 1.01 Entry into a Material Definitive Agreement

The Receivables Purchase Agreement dated as of December 21, 1999, as amended and restated as of March 31, 2000, among AILIC Receivables Corporation (AILIC Receivables), American Income Life Insurance Company (AIL), Preferred Receivables Funding Corporation (PREFCO), certain financial institutions (which financial institutions together with PREFCO are Purchasers) and JPMorgan Chase Bank, National Association, Successor by Merger to Bank One, N.A. (with headquarters in Chicago, Illinois) as Agent for Purchasers was amended on August 26, 2005. Torchmark Corporation, parent company of AILIC Receivables and AIL, has issued a performance guaranty on the Receivables Purchase Agreement and that performance guaranty was also reaffirmed on August 26, 2005.

Material changes in the amendment were deletion of the liquidity provisions from the Receivables Purchase Agreement and their move to a separate Liquidity Agreement as well as the establishment of August 25, 2006 as the new liquidity termination date.

JPMorgan Chase and subsidiaries, including J.P. Morgan Securities, also serve as (a) one of three dealers for Torchmark’s commercial paper program and as the issuing and paying agent for such commercial paper; (b) indenture trustee for certain of Torchmark’s publicly-traded debt securities and (c) co-syndication agent of Torchmark’s Five-year Credit Agreement.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

10.1	Amendment No. 6 Dated as of August 26, 2005 to Receivables Purchase Agreement dated as of December 21, 1999 as amended and restated as of March 31, 2000 among AILIC Receivables Corporation, American Income Life Insurance Company, Preferred Receivables Funding Corporation, certain financial institutions party thereto, and JPMorgan Chase Bank, National Association, Successor by Merger to Bank One, NA.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORCHMARK CORPORATION

Date: August 31, 2005	/s/ Carol A. McCoy
Carol A. McCoy,
Vice President, Associate Counsel and
Secretary

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